UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 21, 2020

PBF ENERGY INC.
PBF ENERGY COMPANY LLC
PBF HOLDING COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-206728-02	61-1622166
Delaware	333-186007	27-2198168
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)
(973)
455-7500
(Registrant’s Telephone Number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001	PBF	New York Stock Exchange
Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Closing of 9.25% Senior Secured Notes Offering
On December 21, 2020, PBF Holding Company LLC (“PBF Holding”), a subsidiary of PBF Energy Company LLC (“PBF LLC”), in turn a subsidiary of PBF Energy Inc. (“PBF Energy” and collectively with its consolidated subsidiaries including PBF LLC and PBF Holding, the “Company”) entered into the Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated May 13, 2020 (as amended from time to time, the “Base Indenture”, together with the Supplemental Indenture, the “Indenture”) among PBF Holding and PBF Holding’s wholly-owned subsidiary, PBF Finance Corporation (together with PBF Holding, the “Issuers”), the Guarantors named on the signature pages thereto and Wilmington Trust, National Association, as Trustee, Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent, under which the Issuers issued $250.0 million in aggregate principal amount of 9.25% Senior Secured Notes due 2025 (the “Additional Notes”) at an offering price of 100.25% plus accrued and unpaid interest from and including, November 15, 2020 to, but excluding, December 21, 2020. The initial purchasers (the “Initial Purchasers”) in the offering purchased the Additional Notes pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Issuers received net proceeds of approximately $246.4 million from the offering after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company intends to use the net proceeds for general corporate purposes.
The Additional Notes were issued as additional notes under the Indenture, pursuant to which the Issuers previously issued $1.0 billion of 9.25% Senior Secured Notes due 2025 (the “Existing Notes”, and together with the Additional Notes, the “Notes”). The Additional Notes pay interest semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on May 15, 2021, and the Additional Notes mature on May 15, 2025. The Additional Notes will be treated as a single series with the Existing Notes and will have the same terms as those of the Existing Notes. The Additional Notes and the Existing Notes will vote as one class under the Indenture and will be issued under the same CUSIP as, and be fungible with, the Existing Notes (except that the Additional Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act will be issued under a new temporary CUSIP number to be used during the
40-day
distribution compliance period). After such distribution compliance period, the Additional Notes issued in reliance on Regulation S will have the same CUSIP number as the Existing Notes issued in reliance on Regulation S.
The Notes are guaranteed on a senior secured basis by PBF Services Company LLC, PBF Investments LLC, Delaware City Refining Company LLC, PBF Power Marketing LLC, Paulsboro Refining Company LLC, Toledo Refining Company LLC, PBF International Inc., Chalmette Refining, L.L.C., PBF Energy Western Region LLC, Torrance Refining Company LLC and Martinez Refining Company LLC (each, a “Guarantor”). The Notes are senior obligations and are initially secured, subject to certain exceptions and permitted liens, on a first-priority basis, by substantially all of the Issuers’ and Guarantors’ present and future assets (other than assets securing the Issuers’ asset based revolving credit agreement (“Revolving Loan”) and other excluded assets) and any future indebtedness and certain hedging obligations which are permitted to be secured on a pari passu basis with the Notes to the extent of the value of the collateral. Initially, the Notes will be the Issuers’ and the Guarantors’ senior secured obligations and will rank equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness, including the Revolving Loan, senior to all of the Issuers’ existing and future indebtedness that is not secured by the collateral (including the Revolving Loan and the existing 7.25% Senior Notes due 2025 and the 6.00% Notes due 2028) and senior in right of payment to the Issuers’ and the Guarantors’ existing and future indebtedness that is expressly subordinated in right of payment thereto. Initially, the Notes are effectively senior to all of the Issuers’ existing and future indebtedness that is not secured by the collateral, to the extent of the value of the collateral owned by the Issuers (subject to permitted liens on such collateral and certain other exceptions). The Notes are effectively subordinated to any of the Issuers’ and the Guarantors’ existing or future indebtedness that is secured by liens on assets owned by the Issuers that do not constitute a part of the collateral (including assets securing the Revolving Loan) to the extent of the value of such assets (including the Revolving Loan to the extent of the assets securing such facility).The Notes are structurally subordinated to any existing or future obligations of the Issuers’ subsidiaries that do not guarantee the Notes.
The Indenture contains customary terms, events of default and covenants for an issuer of non-investment
grade debt securities. These covenants include limitations on the Issuers’ and its restricted subsidiaries’ ability to, among other things, incur additional indebtedness or issue certain preferred stock; make equity distributions, pay dividends on or repurchase capital stock or make other restricted payments; enter into transactions with affiliates; create liens; engage in mergers and consolidations or otherwise sell all or substantially all of the Issuers’ assets; designate subsidiaries as unrestricted subsidiaries; make certain investments; and limit the ability of restricted subsidiaries to make payments to PBF Holding. These covenants are subject to a number of important exceptions and qualifications. Many of these covenants will cease to apply or will be modified during a covenant termination event, including when the Notes are rated investment grade.

At any time prior to May 15, 2022, the Issuers may, at their option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 109.250% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption. On or after May 15, 2022, the Issuers may redeem all or part of the Notes, in each case at the redemption prices described in the Indenture, together with any accrued and unpaid interest to the date of redemption. In addition, prior to May 15, 2022, the Issuers may redeem all or part of the Notes at a “make-whole” redemption price described in the Indenture, together with any accrued and unpaid interest to the date of redemption.
In addition, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes in an amount not to exceed the net cash proceeds of any loan received pursuant to a Regulatory Debt Facility (as defined in the Indenture) at a redemption price (expressed as a percentage of principal amount thereof) of 104.625%, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65% of the original aggregate principal amount of Notes originally issued under the Indenture remains outstanding after the occurrence of each such redemption.
If the Company or any of its Restricted Subsidiaries sell, convey, lease, transfer or otherwise dispose of, whether in a single transaction or a series of related transactions all or substantially all of (x) the assets comprising a refinery or (y) the equity interests of a restricted subsidiary that owns a refinery (each such sale occurring after the Issue Date, a “Refinery Sale”), the Company will be required to make an offer to purchase up to 35% of the original aggregate principal amount of the Notes with an amount equal to the lesser of (x) the refinery sale proceeds and (y) 35% of the original aggregate principal amount of the Notes, at an offer price in cash in an amount equal to 104.625% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.
Upon a change of control that results in a ratings decline, the Issuers will be required to make an offer to purchase the Notes at a purchase price of 101% of the principal amount of the Notes on the date of purchase plus accrued interest. Prior to a covenant termination event, in connection with certain asset dispositions, the Issuers may be required to use the net cash proceeds of the asset dispositions (subject to a right to reinvest such net cash proceeds) to make an offer to purchase the Notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.
The Issuers may issue additional Notes from time to time pursuant to the Indenture.
The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Indenture, which includes the form of the certificate for the Notes, a copy of which was previously filed as Exhibit 4.1 to our Current Report on Form
8-K
filed on May 13, 2020 and incorporated herein by reference, and the Supplemental Indenture, a copy of which is filed as Exhibit 4.3 to this Current Report on Form
8-K
and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information required by Item 2.03 relating to the Additional Notes and the Supplemental Indenture is contained in Item 1.01 of this Current Report on
Form 8-K above
and is incorporated by reference herein.

Item 8.01.	Other Events.
On December 16, 2020, PBF Energy issued a press release announcing the pricing of the Additional Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 8.01, including Exhibit 99.1, does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Additional Notes or any other securities of the Company.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Indenture dated as of May 13, 2020, among PBF Holding Company LLC, PBF Finance Corporation, the Guarantors named on the signature pages thereto, Wilmington Trust, National Association, as Trustee, Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent (incorporated by reference to Exhibit 4.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated May 13, 2020 (File No. 001-35764)).

4.2	Form of 9.25% Senior Secured Note (included as Exhibit A in Exhibit 4.1) (incorporated by reference to Exhibit 4.2 filed with PBF Energy Inc.’s Current Report on Form 8-K dated May 13, 2020 (File No. 001-35764)).

4.3	Supplemental Indenture dated December 21, 2020, among PBF Holding Company LLC, PBF Finance Corporation, the Guarantors named on the signature pages thereto, Wilmington Trust, National Association, as Trustee, Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent.

99.1	Press Release dated December 16, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 21, 2020	PBF Energy Inc.
(Registrant)

	By:	/s/ Trecia M. Canty
	Name:	Trecia M. Canty
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 21, 2020
PBF Energy Company LLC
(Registrant)

	By:	/s/ Trecia M. Canty
	Name:	Trecia M. Canty
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 21, 2020
PBF Holding Company LLC
(Registrant)

	By:	/s/ Trecia M. Canty
	Name:	Trecia M. Canty
	Title:	Senior Vice President, General Counsel and Secretary